                                                                    EXHIBIT 99.1


                             Q1 REVENUE $8.0 BILLION

        Q1 EARNINGS EXCLUDING ACQUISITION-RELATED COSTS* $0.88 PER SHARE
                           Q1 EARNINGS PER SHARE $0.78
                BOTH PER SHARE AMOUNTS INCLUDE $0.17 TAX BENEFIT


  *Acquisition-related costs consist of one-time write-offs of purchased in-process research and development and the ongoing amortization of goodwill and other acquisition-related intangibles. Other acquisition-related intangibles include, for example, the value of the acquired companies' developed technology, trademarks and workforce-in-place. Earnings excluding acquisition-related costs differ from earnings presented according to generally accepted accounting principles because they exclude these costs.


  SANTA CLARA, Calif., April 18, 2000 -- Intel Corporation announced first quarter revenue of $8.0 billion, up 13 percent from the first quarter of 1999 and down 2 percent sequentially.

           For the first quarter, net income excluding acquisition-related costs was $3.1 billion, up 52 percent from the first quarter of 1999 and up 28 percent sequentially. First quarter earnings excluding acquisition-related costs were $0.88 per share, an increase of 52 percent from $0.58 in the first quarter of 1999, and up 28 percent sequentially.
           During the quarter Intel announced that the Internal Revenue Service had closed its examination of the company's tax returns up to and including 1998. As part of this closure, the company reversed previously accrued taxes reducing the quarter's tax provision by $600 million, or approximately $0.17 per share.
         Including acquisition-related costs in accordance with generally accepted accounting principles, first quarter net income was $2.7 billion, up 37 percent from first quarter 1999 and up 30 percent sequentially. Earnings per share were $0.78, up 37 percent from $0.57 in the first quarter of 1999 and up 28 percent sequentially.
         Acquisition-related costs in the first quarter consisted of $62 million in one-time charges for purchased in-process research and development and $313 million of amortization of goodwill and other acquisition-related intangibles.
            "Demand in the first quarter was stronger than we expected at the beginning of the year and continues to be stronger as we enter the second quarter," said Craig R. Barrett, president and chief executive officer. "We also expect a strong second half, and are accelerating our investments in capacity to meet future demand."

            "While supply remains tight entering the second quarter, we are ramping our 0.18-micron manufacturing technology rapidly in five facilities," Barrett continued, "and expanding to eight facilities by year-end, which will substantially increase supply in the coming quarters. We are excited about our product introductions slated for the second half, when we will refresh our entire microprocessor line -- including the launches of the Itanium-TM-processor and processors code-named Willamette and Timna."
              Intel announced five networking and communications acquisitions in the first quarter, three of which, GIGA A/S, Ambient Technologies, Inc. and Thinkit Technologies, Inc., closed during the quarter and two, Basis Communications Corporation and Voice Technologies Group, Inc., are still pending. Background on each of these acquisitions can be found in the First Quarter Highlights section of this release.
             During the quarter, the company paid its quarterly cash dividend of $0.03 per share. The dividend was paid on March 1, 2000, to stockholders of record on February 7, 2000. Intel has paid a regular quarterly cash dividend for over seven years.
         During the quarter, the company repurchased a total of 9.8 million shares of common stock, at a cost of $1 billion, under an ongoing program. Since the program began in 1990, the company has repurchased 669.7 million shares at a total cost of $19.2 billion.


                                BUSINESS OUTLOOK

  THE FOLLOWING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS. THESE STATEMENTS ARE FORWARD-LOOKING, AND ACTUAL RESULTS MAY DIFFER MATERIALLY. THESE STATEMENTS DO NOT INCLUDE THE POTENTIAL IMPACT OF ANY MERGERS OR ACQUISITIONS THAT MAY BE COMPLETED AFTER APRIL 1, 2000.

  ** The company expects revenue for the second quarter of 2000 to be approximately flat with first quarter revenue of $8.0 billion. Product supply will continue to be tight in the second quarter as demand is expected to be better than seasonally normal. The company expects a strong second half with improved product availability.

  ** Gross margin percentage in the second quarter of 2000 is expected be flat to down a point with first quarter gross margin percentage of 63 percent, primarily due to startup and ramp costs associated with 0.18-micron fabrication facilities (fabs). Intel's gross margin expectation for 2000 is 61 percent, plus or minus a few points. Based on Q1 results and current expectations, gross margin percentage for 2000 is expected to be at the mid to high part of that range. In the short term, Intel's gross margin percentage varies primarily with revenue levels and product mix as well as changes in unit costs.

  ** Expenses (R&D, excluding in-process R&D, plus MG&A) in the second quarter of 2000 are expected to be up 2 to 4 percent from first quarter expenses of $2.1 billion, primarily due to higher R&D spending. Expenses are dependent in part on the level of revenue.

  ** R&D spending, excluding in-process R&D, is expected to be approximately
    $3.9 billion for 2000, up from previous guidance of $3.8 billion.

  ** The company expects interest and other income for the second quarter of 2000 to be approximately $725 million, depending on interest rates, cash balances, equity market levels and volatility, the realization of expected gains on investments, including gains on investments acquired by third parties, and assuming no unanticipated items.

  ** The tax rate for 2000 is expected to be approximately 31.7 percent, excluding the impact of the recently announced agreement with the Internal Revenue Service and acquisition-related costs from both prior and future mergers or acquisitions.

  ** Capital spending for 2000 is expected to be approximately $6.0 billion, up from previous guidance of $5.0 billion, due primarily to an upward revision of the company's anticipated capacity requirements.

  ** Depreciation is expected to be approximately $790 million in the second quarter and $3.5 billion for the full year 2000, up from previous guidance of $3.4 billion.

  ** Amortization of goodwill and other acquisition-related intangibles is expected to be approximately $370 million in the second quarter and $1.4 billion for the full year 2000.


         The statements by Craig R. Barrett, the statements in the Technology and Manufacturing Review and the above statements contained in this outlook are forward-looking statements that involve a number of risks and uncertainties. In addition to factors discussed above, among other factors that could cause actual results to differ materially are the following: business and economic conditions and growth in the computing industry in various geographic regions; changes in customer order patterns; changes in the mixes of microprocessor types and speeds, purchased components and other products; competitive factors, such as rival chip architectures and manufacturing technologies, competing software-compatible microprocessors and acceptance of new products in specific market segments; pricing pressures; development and timing of introduction of compelling software applications; insufficient, excess or obsolete inventory and variations in inventory valuation; continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments; execution of the manufacturing ramp, including the transition to the 0.18-micron process technology; shortage of manufacturing capacity; the ability to grow new networking, communications, wireless and other Internet-related businesses and successfully integrate and operate any acquired businesses; unanticipated costs or other adverse effects associated with processors and other products containing errata (deviations from published specifications); litigation involving antitrust, intellectual property, consumer and other issues; and other risk factors listed from time to time in the company's SEC reports, including but not limited to the report on Form 10-K for the year ended December 25, 1999 (Part II, Item 7, Outlook section).


                                INTEL CORPORATION
                   CONSOLIDATED SUMMARY INCOME STATEMENT DATA
                     (In millions, except per share amounts)

                                                            Three Months Ended
                                                   --------------------------------
                                                      Apr. 1,          Mar. 27,
                                                       2000              1999
                                                   --------------    --------------
NET REVENUE                                            $   8,021         $   7,103
                                                   --------------    --------------
Cost of sales                                              2,964             2,894
Research and development                                     951               663
Marketing, general and administrative                      1,124               891
Amortization of goodwill and other
    acquisition-related intangibles                          313                18
Purchased in-process research and
    development                                               62                 -
                                                   --------------    --------------
Operating costs and expenses                               5,414             4,466
                                                    --------------    --------------
OPERATING INCOME                                           2,607             2,637
Interest and other                                           640               347
                                                   --------------    --------------
INCOME BEFORE TAXES                                        3,247             2,984
Income taxes                                                 515               985
                                                   --------------    --------------
NET INCOME                                             $   2,732         $   1,999
                                                   ==============    ==============

BASIC EARNINGS PER SHARE                               $    0.82         $    0.60
                                                   ==============    ==============
DILUTED EARNINGS PER SHARE                             $    0.78         $    0.57
                                                   ==============    ==============
COMMON SHARES OUTSTANDING                                  3,341             3,324
COMMON SHARES ASSUMING DILUTION                            3,497             3,478


Note: Certain prior period amounts have been reclassified to conform with the current presentation.
--------------------------------------------------------------------------------

PRO FORMA INFORMATION EXCLUDING
ACQUISITION-RELATED COSTS

The following pro forma supplemental information excludes the effect of amortization of goodwill and other acquisition-related intangibles as well as in-process research and development. This pro forma information is not prepared in accordance with generally accepted accounting principles.



                                                      Three Months Ended
                                                --------------------------------
                                                   Apr. 1,          Mar. 27,
                                                    2000              1999
                                                --------------    --------------
Pro forma operating costs and expenses              $   5,039         $   4,448
Pro forma operating income                          $   2,982         $   2,655
Net income excluding acquisition-related
     costs                                          $   3,074         $   2,017
Basic earnings per share excluding
    acquisition-related costs                       $    0.92         $    0.61
Diluted earnings per share excluding
    acquisition-related costs                       $    0.88  *      $    0.58


* Includes a $0.17 one-time tax benefit related to the closure of the I.R.S. audit of tax returns for years up to and including 1998.


                                INTEL CORPORATION
                     CONSOLIDATED SUMMARY BALANCE SHEET DATA
                     (In millions, except per share amounts)


                                                             Apr. 1,          Dec. 25,
                                                               2000             1999
                                                           -------------    --------------
CURRENT ASSETS
Cash and short-term investments                               $  11,216         $  11,788
Accounts receivable                                               3,706             3,700
Inventories:
    Raw materials                                                   228               183
    Work in process                                                 802               755
    Finished goods                                                  532               540
                                                           -------------    --------------
                                                                  1,562             1,478
Deferred tax assets and other                                       977               853
                                                           -------------    --------------
    Total current assets                                         17,461            17,819

Property, plant and equipment, net                               11,879            11,715
Marketable strategic equity securities                            9,809             7,121
Other long-term investments                                       1,163               790
Goodwill and other acquisition-related
    intangibles                                                   5,978             4,934
Other assets                                                      1,574             1,470
                                                           -------------    --------------
    TOTAL ASSETS                                              $  47,864         $  43,849
                                                           =============    ==============

CURRENT LIABILITIES
Short-term debt                                                $    373          $    230
Accounts payable and accrued liabilities                          4,638             4,565
Deferred income on shipments to
    distributors                                                    548               609
Income taxes payable                                              1,548             1,695
                                                           -------------    --------------
    Total current liabilities                                     7,107             7,099
LONG-TERM DEBT                                                      868               955
DEFERRED TAX LIABILITIES                                          3,750             3,130
PUT WARRANTS                                                          -               130

STOCKHOLDERS' EQUITY
Common stock and capital in excess
    of par value                                                  7,748             7,316
Other stockholders' equity                                       28,391            25,219
                                                           -------------    --------------
    Total stockholders' equity                                   36,139            32,535
                                                           -------------    --------------
    TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                                   $  47,864         $  43,849
                                                           =============    ==============
